Exhibit 10.2

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.  THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal Amount: $50,000                                                                                                                                                                                                                                                                          Issue Date: _______, 2015

SPENDSMART NETWORKS, INC.

9% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, SpendSmart Networks, Inc, a corporation organized under the laws of the State of Delaware (hereinafter called “Borrower” or the “Company”), hereby promises to pay to ________________, with an address at _____________________, or his/its permitted registered assigns or successors in interest or order (the “Holder”), without demand, the sum of ________________ (US$___________) (the “Principal Amount”), with simple interest at the annual rate of nine percent (9%) on the Maturity Date (as hereinafter defined) if and to the extent not sooner paid or converted.  The “Maturity Date” of this Note shall be the date that is twelve (12) months from the date hereof, subject to conversion and acceleration as provided in Section 2 or Section 3 hereof and subject to a sixty (60) calendar day extension based upon mutual agreement of the Company and Holder (provided however, that no other Event of Default under Article III has occurred other than a non-payment default).

This 9% Convertible Promissory Note (the “Note”) has been executed and issued pursuant to the terms of a Securities Purchase Agreement between the Borrower and the Holder and certain other Holders of Notes, dated of even date herewith (the “Purchase Agreement”) pursuant to which the Holder acquired this Note and common stock purchase warrants.  This Note is not secured and is convertible as provided herein.   Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Purchase Agreement.

ARTICLE I
INTEREST

    1.1.             Interest Rate.   Interest on this Note shall be simple interest and accrue at the annual rate of nine percent (9%) per annum.  Interest will be payable semi-annually with the first interest payment to be made on the six month anniversary of the issuance date of this Note and each subsequent payment every six (6) months thereafter, with all unpaid interest paid on the Maturity Date, as may be accelerated as provided herein (each such date where interest is payable, an “Interest Payment Date”).  All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. Accrued interest on the outstanding Principal Amount shall be due and payable on the respective Interest Payment Date in cash; provided, however, that at the sole option of the Holder, any interest due may be paid in the form of common stock of the Company, at the applicable Conversion Price (as hereinafter defined) then in effect, provided further, however, that in the event that the applicable Conversion Price is lower than $0.75 per share and also results in the trigger of anti dilution provisions contained in Section 5(g) of the Certificate of Designations relating to the Borrower’s Series C Convertible Preferred Stock, then the Company shall have the right to pay such interest payment in cash, and not stock.

    1.2. Default Interest Rate.  Following the occurrence and during the continuance of an Event of Default (as defined below), which, if susceptible to cure is not cured within the cure periods (if any) set forth in Article III, then, in addition to any remedies at law or in equity that may be available, otherwise then commencing from the end of the applicable cure period the annual interest rate on this Note shall (subject to the limitations set forth in Section 4.7) be the lesser of Fifteen percent (15%) per annum or the highest rate permissible by law (the “Default Interest Rate”) for such time as an Event of Default continues.

ARTICLE II
CONVERSION RIGHTS

    2.1.           Voluntary Conversion Rights.  For so long as this Note remains outstanding and not fully paid, the Holder shall have the right, but not the obligation, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, together with any accrued and unpaid interest thereon, into shares of Common Stock of the Borrower or its successor in interest (the “Conversion Shares”), subject to the terms and conditions set forth in this Article II, at the rate of $0.75 per share of Company’s common stock par value $0.001 (the “Common Stock”) (as may be adjusted as provided herein, the “Conversion Price”).  The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant to Section 2.3.

    2.2           [intentionally deleted]

    2.3.           Mechanics of Holder’s Conversion. In the event that the Holder elects to convert any amounts outstanding under this Note into Common Stock the Holder shall give notice of such election by delivering an executed and completed notice of conversion (a “Notice of Conversion”) together with the Holder’s original Note to the Company, which Notice of Conversion shall provide a breakdown in reasonable detail of the Principal Amount and accrued interest.  On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount and accrued and unpaid interest, shall issued a replacement Note therefor, and shall deliver such replacement Note to the Holder in accordance with the requirements of the Purchase Agreement.

A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. No fractional Conversion Shares shall be issued upon conversion of this Note. Instead of any fractional shares that would otherwise be issuable upon conversion of this Note, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the Conversion Price.

            2.4.           Adjustments to Conversion Price.

(a) The number of Conversion Shares to be issued upon each conversion of this Note pursuant to this Section 2 shall be determined by dividing that portion of the Principal Amount and interest to be converted, if any, by the then applicable Conversion Price.

(b) The Conversion Price and number and kind of shares or other securities to be issued upon conversion shall be subject upon the happening of certain events while this conversion right remains outstanding, as follows:

(i) Adjustment for Reclassification, Reorganization or Merger.  In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Note immediately prior thereto, all subject to further adjustment as provided in paragraph (b) hereof; in such case, the terms of this Section 2.4(b)(i) shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Note after such consummation. The Company may not enter into any transaction described herein, without ensuring that the acquiring or surviving / resultant company, honor the provisions of this Note and the Warrant.

(ii) Stock Splits, Combinations and Dividends.  If the common stock of the Company are subdivided or combined into a greater or smaller number of shares of common stock, or if a dividend is paid on the common stock by issuance of common stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of common stock outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event.

(iii) Adjustment to Voluntary Conversion Price Upon Issuance of Common Stock. Other than in connection with the Excepted Issuances (as hereinafter defined), if the Company shall, as long as any portion of the Note is outstanding, issue or sell any Common Stock or Common Stock Equivalents (as hereinafter defined), to any person or entity, at a price below the Conversion Price then in effect, then immediately upon such issuance or sale, the Conversion Price in effect immediately prior to such issuance or sale shall be adjusted downward to such price, provided that no adjustment may be reduced down to below the conversion price into which the Series C Preferred Stock of the Borrower is convertible (even if it does not in actuality converted).  For purposes of Section 2.4 (iii) “Excepted Issuance” shall mean (A) shares issued or issuable pursuant to a currently authorized stock option plan of the Borrower (or by its successor after a merger); (B) shares currently issuable upon exercise of existing warrants or upon conversion of existing notes or outstanding convertible securities of the Borrower (or its successor); (C) shares of Common Stock or Common Stock Equivalents issued to the Borrower’s (or its successors) shareholders as a dividend (other than a stock split effectuated through a dividend) or other distribution without payment of any consideration by such shareholders for such additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion thereof), so long as the Conversion Price is appropriately adjusted pursuant to the terms of this Note; and (D) Common Stock issued upon conversion of this Note or as an interest payment. The term “Common Stock Equivalents" shall mean Common Stock, or securities convertible into, exercisable for or exchangeable for, Common Stock.

        (c) Whenever a conversion price is adjusted pursuant to this Section 2.4, the Company shall promptly mail to the Holder a notice setting forth the Conversion Price or after such adjustment and setting forth a statement of the facts requiring such adjustment.

    2.5   Issuance of Replacement Note.  Upon any loss or destruction of this Note, a replacement Note containing the same date and provisions of this Note shall be issued by the Company to the Holder for the outstanding Principal Amount of this Note and accrued interest which shall not have been converted or paid.

    ~~2.6~~           Liquidated Damages; Failure to Issue Conversion Shares.  In the event that the Note is converted, in whole or in part, the Company shall deliver to Holder (or in accordance with Holder’s delivery instructions) certificates representing the Conversion Shares reflecting principal and interest so converted, in the name of Holder, within thirty (30) business days of receipt of the Notice of Conversion.  The Borrower understands that failure to deliver all of the Conversion Shares it is required to deliver on a timely basis may cause irreparable financial harm to the Holder or its assign.  In the event that Borrower fails to deliver certificates representing the Conversion Shares within such thirty (30) business day period, in addition to damages for default or at law or in equity available to the Holder, and without limiting Holder’s rights thereunder, Borrower shall pay to Holder liquidated damages equal to 2% of the number of Conversion Shares it is required to deliver for each 30 calendar day period that it has failed to deliver a certificate representing the Conversion Shares.  During any failure to deliver shares, and for avoidance of doubt, the Note shall be deemed issued and duly held by the Holder and Holder shall be entitled to seek any enforcement or collection remedy on this Note as permitted by law, interest shall continue to accrue and the Voluntary Conversion Price shall continue to be adjustable downward provided in this Section 2.

    2.7   Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock that are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 2.7 applies, the determination of the extent to which this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2.7, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then-outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.7 or waive it entirely, provided that the Beneficial Ownership Limitation in no event exceeds 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 2.7 shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.7 to correct this paragraph (or any portion hereof) that may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The Holder may, at any time that the Borrower is not registered and required to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), waive all of the foregoing restrictions of this Section 2.7 by 3 days written notice.

ARTICLE III
EVENTS OF DEFAULT

    3.1   The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

    3.2   Failure to Pay Principal or Interest.  The Borrower fails to pay any of the Principal Amount, interest or other sum due under this Note when due and such failure continues for a period of fourteen (14) calendar days after receipt by the Borrower of written notice of such default.

    3.3           Breach of Covenant.  The Borrower breaches any material covenant or other term or condition of this Note (including, and without limitation, any covenants set forth in the Securities Purchase Agreement) and such breach, if subject to cure, continues for a period of 10 business days after written notice to the Borrower from the Holder, provided that if such breach cannot reasonably be cured within such 10-day period and Borrower shall have commenced to cure such breach within such 10-day period and thereafter diligently proceeds to cure the same, such 20-day period shall be extended for so long as it shall require the Borrower in the exercise of due diligence to cure such default, not to exceed 45 business days in the aggregate. Provided that such notice requirement shall only apply if Holder receives notice from the Company.

    3.4   Breach of Representations and Warranties.  Any material representation or warranty of the Borrower made in the Purchase Agreement shall be false or misleading in any material respect as of the Issue Date, except to the extent such representation or warranty is made as of a different date in which case such representation or warranty shall have been false or misleading in any material respect as of such date.

    3.5           Receiver or Trustee.  The Borrower or any Subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for them or for a substantial part of their property or business; or such a receiver or trustee shall otherwise be appointed and not dismissed within 60 calendar days.

    3.6           Judgments.  Any money judgment, writ or similar final process shall be entered or filed against Borrower or any subsidiary of Borrower or any of their property or other assets for more than $250,000, and shall remain unvacated, unbonded, unappealed, unsatisfied, or unstayed for a period of 60 calendar days.

    3.7           Non-Payment.   A default by the Borrower under any one or more obligations (including, without limitation, any office lease or pre-existing loan currently outstanding) in an aggregate monetary amount in excess of $150,000 for more than 90 calendar days after the due date, unless the Borrower is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount.

    3.8   Bankruptcy.  Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary of Borrower and if instituted against them are not dismissed within 60 calendar days of initiation.

    3.9   Sale of Assets. A disposition of all or substantially all of the assets of the Borrower (excluding any transaction relating to the sale and lease back of the Borrower’s equipment).

    3.10   Failure to Deliver Common Stock or Replacement Note.  Borrower’s failure to timely deliver Conversion Shares to the Holder pursuant to and in the form required by this Note or the Purchase Agreement.

    3.11   Use of Proceeds. Proceeds of this Note not being utilized substantially in accordance with the intended uses set forth in the Purchase Agreement and the related offering document and for no other purposes.

    3.12          Cross Default.  A default by the Borrower of a material term, covenant, warranty or undertaking of any Transaction Document (including, and without limitation, those covenants of Borrower set forth in the Purchase Agreement) which is not cured after any required notice and/or cure period provided for therein.

    3.13   Reservation Default.   Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of common stock as set forth in this Note and the Purchase Agreement.

ARTICLE IV
MISCELLANEOUS

    4.1           Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    4.2   Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Borrower:                                SpendSmart Networks, Inc.
805 Aerovista Pkwy, Suite 205
San Luis Obispo, CA 93401
Attn:  Alex Minicucci, Chief Executive Officer

With a copy to:                                           Ruskin Moscou Faltischek, P.C.
1425 RXR Plaza
East Tower, 15th Floor
Uniondale, New York 11556
Attention:  Seth I. Rubin, Esq.

If to the Purchaser:                                At the address set forth on the Signature Page to the Securities
Purchase Agreement.

    4.3           Amendment Provision.  The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented or reissued, then as so amended or supplemented or reissued.

    4.4           Assignees.  This Note, and the conversion rights described herein, shall not be assignable by the Holder without the prior written consent of the Borrower, which shall not be unreasonably withheld. Subject to the restrictions of the preceding sentence, the rights and obligations of the Borrower and the Holder shall be binding upon and benefit the successors, assign, heirs, administrators and transferees of the parties.

    4.5           Cost of Collection.  In the event that Holder is required to take legal or other action to enforce its rights or obtain collection under this Note,  Borrower shall pay the Holder hereof reasonable costs of collection, or enforcement of the terms hereof, including attorneys’ fees.

    4.6           Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York, including, but not limited to, New York statutes of limitations.  Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the State Supreme Court of the State of New York, County of New York (or any federal courts having jurisdiction of such area)..  Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts.  The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder.

    4.7           Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law (such as, without limitation, the usury laws), any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower, or if no further amounts are owed by the Borrower to the Holder, shall be refunded to the Borrower.  Borrower hereby irrevocable consents to the reformation of this Note, as may be necessary by a court of law, so as to enable enforcement of this Note pursuant to summary judgment or summary proceeding.  For avoidance of doubt, in the event that, for any reason, a finding by a court having jurisdiction over this Note is made that limits enforceability as a result of excessive interest or other origination or investment banking fees pursuant to the laws of any jurisdiction, then, such defense shall not be deemed to bar a summary proceeding or summary judgment on the Note but rather, the Note shall be fully and absolutely enforceable as to all principal and, the court having jurisdiction shall, after an inquest, have power to reform the Note so as to reduce interest amount to such amount as is immediately enforceable pursuant to summary judgment or summary proceeding and grant such award, plus any legal or enforcement fees of Holder(s).

    4.8.           Construction and Enforcement. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other. This Note reflects an investment made by Holder or its assignor to the Borrower.  This Note is intended as, and shall be deemed an unconditional obligation of Borrower for the payment of money only and, without limitation to any other remedies of Holder (such as, without limitation, summary judgment after initiation of a proceeding, or equitable remedies), shall be enforceable against Borrower by summary proceeding in lieu of or after filing of a complaint, pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought.  For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder’s rights hereunder or Borrower’s obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

    4.9           Redemption.  This Note may be prepaid by the Borrower, in whole or in part, at any time and from time to time, without premium or penalty, upon 30 days’ prior written notice to the Holder.

    4.10           Shareholder Status.  The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note.  However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of common stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

    4.11           Non-Business Days.  Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

[Signature pages follow]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the __________ day of _______ 2015.

SPENDSMART NETWORKS, INC.

By:________________________________
Name: Alex Minicucci
Title:  Chief Executive Officer

[Signature Page to Convertible Promissory Note of SpendSmart Networks, Inc.]

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

[Check Box That Applies]

________The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by SpendSmart Networks, Inc., a Delaware corporation (the “Company”) into shares of common stock  of the Company according to the conditions set forth in such Note, as of the date written below.

(Alternative In Event of Exchange For in a Funding Event)

________ The undersigned has received a Notice of Mandatory Conversion as a result of a Funding Event and hereby tenders the Note in exchange for shares of common stock at the conversion price as adjusted thereby as provided in the note (i.e. the lesser of the Mandatory Conversion Price then in effect or a 25% discount to the Funding Event price)

Date of Conversion/Exchange:_______________________________________________________________

Conversion Price:___________________________________________________________________

Shares To Be Delivered:______________________________________________________________

Signature:_________________________________________________________________________

Print Name:_______________________________________________________________________

Address:__________________________________________________________________________

 __________________________________________________________________________